UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016 (June 22, 2016)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
As previously disclosed, on August 3, 2015, Alpha Natural Resources, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: Alpha Natural Resources, Inc., et al., Case No. 15-33896.
On June 22, 2016, the Debtors filed with the Bankruptcy Court syndication procedures pursuant to which certain holders of the Company’s second lien notes are being afforded the opportunity to subscribe to provide financing as lenders under the NewCo ABL facility. The syndication procedures are attached hereto as Exhibit 99.1 and incorporated herein by reference. For additional information regarding the NewCo ABL facility syndication process, holders of second lien notes should contact the information agent, Kurtzman Carson Consultants LLC, at ANR NewCo ABL Facility Syndication, c/o KCC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, Telephone: (877) 833-4150, Email: anrnewcoabl@kccllc.com.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	NewCo ABL Facility Syndication Procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: June 30, 2016	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	NewCo ABL Facility Syndication Procedures.